UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2021
NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
NeoPhotonics Corporation
3081 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 232-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Election of Director

On July 2, 2021, the Board of Directors of NeoPhotonics Corporation (the “Company”) appointed Sheri Savage to the Board of Directors, to serve as a Class I director with a term to expire at the Company’s 2023 Annual Meeting of Stockholders or until such time as her successor is duly elected and qualified, or until the earlier of her death, resignation or removal.

On July 2, 2021, effective immediately, the Board appointed Ms. Savage to its Audit Committee having determined that she satisfies all applicable requirements to serve on such Committee, including without limitation the applicable requirements of the New York Stock Exchange Listed Company Manual, the Securities Exchange Act of 1934, as amended, and Rule 10A 3 promulgated under the Securities Exchange Act.

Ms. Savage will receive compensation for her service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2021. In connection with her appointment as a director, the Board of Directors also granted Ms. Savage a stock option to purchase 7,457 shares of common stock, which will vest ratably over 12 months, and a restricted stock unit award for 4,685 shares of common stock, which will vest in full on the 12 month anniversary of the date of grant. These grants were made under the Company’s 2020 Amended and Restated Equity Incentive Plan and were intended to be approximately equivalent to the equity compensation Ms. Savage would have received under the Company’s non-employee director compensation policy if she had been a director as of the date of the Company’s recent annual stockholders’ meeting on June 1, 2021.

The Company intends to enter into its standard form of indemnification agreement with Ms. Savage (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Savage, under the circumstances and to the extent provided for therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director, and otherwise to the fullest extent under applicable law.

ITEM 8.01 OTHER EVENTS

Appointment of Director to Committee

On July 2, 2021, effective immediately, the Board appointed Kimberly Chainey to its Nominating and Corporate Governance Committee having determined that she satisfies all applicable requirements to serve on such Committee, including without limitation the applicable requirements of the New York Stock Exchange Listed Company Manual, the Securities Exchange Act of 1934, as amended, and Rule 10A 3 promulgated under the Securities Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	NEOPHOTONICS CORPORATION

	By:	/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)